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COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER CALIFORNIA MUNICIPAL BOND FUND CLASS
A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


EXHIBIT A:


                                            DREYFUS
    PERIOD       LEHMAN BROTHERS       PREMIER CALIFORNIA
                     MUNICIPAL         MUNICIPAL BOND FUND
                   BOND INDEX *         (CLASS A SHARES)

   1/31/90                  10,000                    9,547
   1/31/91                  10,924                   10,450
   1/31/92                  12,116                   11,496
   1/31/93                  13,307                   12,620
   1/31/94                  14,938                   14,339
   1/31/95                  14,406                   13,717
   1/31/96                  16,575                   15,657
   1/31/97                  17,211                   16,176
   1/31/98                  18,951                   17,675
   1/31/99                  20,211                   18,628
   1/31/00                  19,479                   17,059


* Source: Lipper Analytical Services, Inc.